UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
Amendment No. 1
to
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 28, 2006
SkillSoft Public Limited Company

(Exact Name of Registrant as Specified in Charter)

Republic of Ireland	0-25674	None

(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

107 Northeastern Boulevard
Nashua, New Hampshire	03062

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (603) 324-3000

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
This Form 8-K/A amends and restates in its entirety Exhibit 99.1 to the Form 8-K filed November 28, 2006, of SkillSoft Public Limited Company (the “Company”) to correct two typographical errors in Exhibit 99.1 to the Company’s Form 8-K filed November 28, 2006. This Form 8-K/A is being furnished solely to correct the errors in Exhibit 99.1 described below.
•	The last sentence of the second paragraph under the heading “Fiscal 2007 Outlook” of Exhibit 99.1 has been corrected to read “The fiscal 2007 fourth quarter projected net income includes an increase in tax and audit fees of approximately $0.3 to $0.4 million and approximately $0.6 million of additional non-cash 123R stock option compensation expense associated with the new executive option grants discussed below that were not previously included in the Company’s forecasted results of operations.” In Exhibit 99.1 as originally filed, the references to “$0.3 to $0.4 million” had incorrectly read “$0.03 to $0.04 million.”
This amendment reflects only the change discussed above. All other information is unchanged.
The information in this Form 8-K/A (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits
(d)	Exhibits

The following exhibit relating to Item 2.02 shall be deemed to be furnished, and not filed:
99.1	Press Release dated November 28, 2006, as amended November 29, 2006

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SkillSoft Public Limited Company
Date: November 29, 2006	By:	/s/ Charles E. Moran
Charles E. Moran
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated November 28, 2006, as amended November 29, 2006